EXHIBIT 99


Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-4 $1.586B NEW ISSUE CMBS

Joint Bks/LDS:   Banc of America Securities LLC/Bear, Stearns & Co., Inc.
Co-Managers:     Goldman Sachs/RBS Greenwich Capital
Rating Agencies: Fitch and S&P

Collateral:      128 Loans / 149 Properties
Loan Sellers:    Bank of America, N.A./Bear Stearns Commercial Mortgage, Inc.

Property Types:  Off 34.2%, Ret 24.2%, Multi 22.8%, Hotel 7.6%, Indus 5.1%,
                 SS 3.8%, Mixed Use 1.8%,  MHC 0.5%

Geographic:      CA:19.6% (So. CA: 19.4%, No.CA: 0.2%), NY:12.0%, MD:7.9%,
                 GA:7.5%, VA: 5.5%, FL: 5.4%; No Others >5%

DSCR/LTV         1.46x / 71.2%
Inv. Grade Lns:  1 loan for 1.1% of UPB
Top 10 Loans:    46.2% of the pool, DSCR: 1.51x, LTV: 68.1%

Top 3 Trust Assets
                                   BALANCE        DSCR     LTV
Pacific Arts Plaza                 110,000,000    1.39x    71.4%
Renaissance Baltimore Harborplace  110,000,000    1.50x    70.1%
Sotheby's Building                 110,000,000    1.22x    64.4%


Expected Timing
Termsheet/Red     -  Electronic's Tuesday / Hardcopy's Thursday
Launch/Price      -  Week of September 12, 2005
Settlement        -  September 28, 2005

Roadshow
Wed 9/7   - 8:30am NY Brkfst- BAS Office, 9 West 57th, 21Main /10:15am Investor
            Call/ NY Meetings
Wed 9/7   - 8am EST Chicago Group Breakfast -BAS Office, 233 South Wacker Drive,
            28th Floor / 1:30 EST Minneapolis Group Meeting- Grand Hotel
Thurs 9/8 - 8:30am Boston Brkfst- BAS Office, 2 International Place, 25th Floor/
            12pm Hartford lunch - Max Downtown
Fri 9/9   - NY Meetings

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC, Bear, Stearns and Co., Inc. and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255, or Craig Sedmak at Bear, Stearns and Co., Inc., 383 Madison Avenue, New York, NY 10179. The securities may not be sold, and offers to buy may not be accepted, until a final Prospectus Supplement can be delivered. Such securities may not be suitable for all investors.